UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2021

Netcapital Inc.
(Exact name of registrant as specified in its charter)

Utah	000-55036	87-0409951
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111
(Address of principal executive offices) (Zip Code)

781-925-1700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2021, Netcapital Inc. (the “Company”) entered into an Exchange Agreement (the “Agreement”) to acquire a 10% equity interest in Caesar Media Group, Inc. (“Caesar”), a Delaware corporation.

In exchange for a 10% interest in Caesar, the Company shall issue an aggregate of two hundred thousand (200,000) shares of its common stock. Fifty thousand (50,000) shares of its common stock are issuable upon the execution of the Agreement, and the remaining one hundred fifty thousand (150,000) shares vest monthly (6,250 shares per month) over the next two years.

The issuance of the common stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) and/or 4(a)(5) thereof and the exchange of shares of the Company’s common stock for the Caesar equity constitutes an exchange under Section 3(a)(9) of the Securities Act. The Company’s shares of common stock are restricted securities and have not been registered under the Securities Act. The purchasers of the Company’s common stock are knowledgeable and experienced in finance and business matters and can evaluate the risks and merits of their investment.

A copy of the Agreement is attached hereto, and the foregoing description of the Agreement is qualified in its entirety by reference thereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report.

10.1	Exchange Agreement dated October 28, 2021 between Michael Woloshin, Joseph W and Patricia G Abrams Family Trust dtd 3/95 and Netcapital Inc.
99.1	Press Release issued by Netcapital Inc. on October 28, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netcapital Inc.
(Registrant)

Date: November 1, 2021	/s/ Coreen Kraysler
Coreen Kraysler
Chief Financial Officer
Principal Accounting Officer